As filed with the Securities and Exchange Commission on November 10, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EQUITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Kansas	6022	72-1532188
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7701 East Kellogg Drive, Suite 200

Wichita, Kansas 67207

(316) 612-6000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Brad S. Elliott

Chairman and Chief Executive Officer

Equity Bancshares, Inc.

7701 East Kellogg Drive, Suite 200

Wichita, Kansas 67207 (316) 612-6000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Michael G. Keeley, Esq. Norton Rose Fulbright US LLP 2200 Ross Avenue, Suite 3600 Dallas, Texas 75201 (214) 855-8000	Brennan Ryan, Esq. John Jennings, Esq. Nelson Mullins Riley & Scarborough, LLP 201 17th Street NW, Suite 1700 Atlanta, Georgia 30363 (404) 322-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-207351

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Class A Common Stock, par value $0.01 per share	172,500	$22.50	$3,881,250	$390.84

(1)	Represents only the additional number of shares of Class A common stock being registered and includes shares of Class A common stock issuable upon exercise of the underwriters’ option to purchase additional shares of Class A common stock. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-207351).
(2)	Based upon the public offering price.
(3)	The Registrant previously paid $3,525 for the registration of $35,000,000 of proposed maximum aggregate offering price in the filing of the Registration Statement on October 9, 2015 (File No. 333-207351) and $1,450 for the registration of an additional $14,404,000 of proposed maximum aggregate offering price in the filing of Amendment No. 2 to the Registration Statement on November 2, 2015 (File No. 333-207351).

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

This Registration Statement is being filed with respect to the registration of additional shares of Class A common stock of Equity Bancshares, Inc., a Kansas corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (Registration No. 333-207351), initially filed by Equity Bancshares, Inc. with the Securities and Exchange Commission on October 9, 2015, as amended by Amendment No. 1 thereto filed on October 27, 2015 and Amendment No. 2 thereto filed on November 2, 2015, and which was declared effective on November 10, 2015, including the exhibits thereto, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

All exhibits previously filed or incorporated by reference in the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-207351), are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Exhibit No.	Description

*5.1	Opinion of Wise & Reber, L.C. as to the legality of the securities being registered

*23.1	Consent of Wise & Reber, L.C. (included as part of Exhibit 5.1 hereto)

*23.2	Consent of Crowe Chizek LLP

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-207351) filed with the Securities and Exchange Commission on October 9, 2015, and incorporated herein by reference)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wichita, State of Kansas, on November 10, 2015.

EQUITY BANCSHARES, INC.

By:	/s/ Brad S. Elliott
Name: Brad S. Elliott
Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brad S. Elliott Brad S. Elliott	Chairman and Chief Executive Officer (Principal Executive Officer)	November 10, 2015

/s/ Gregory H. Kossover Gregory H. Kossover	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 10, 2015

* Gary C. Allerheiligen	Director	November 10, 2015

* James L. Berglund	Director	November 10, 2015

* Jeff A. Bloomer	Director	November 10, 2015

* Roger A. Buller	Director	November 10, 2015

* Michael R. Downing	Director	November 10, 2015

* P. John Eck	Director	November 10, 2015

* Gregory L. Gaeddert	Director	November 10, 2015

* Wayne K. Goldstein	Director	November 10, 2015

Signature	Title	Date

* Michael B. High	Director	November 10, 2015

* Randee R. Koger	Director	November 10, 2015

* David B. Moore	Director	November 10, 2015

* Shawn D. Penner	Director	November 10, 2015

* Harvey R. Sorensen	Director	November 10, 2015

* By:	/s/ Brad S. Elliott
Brad S. Elliot Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

*5.1	Opinion of Wise & Reber, L.C. as to the legality of the securities being registered

*23.1	Consent of Wise & Reber, L.C. (included as part of Exhibit 5.1 hereto)

*23.2	Consent of Crowe Chizek LLP

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-207351) filed with the Securities and Exchange Commission on October 9, 2015, and incorporated herein by reference)

*	Filed herewith